UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 29, 2010

Palm Harbor Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-24268	59-1036634
(Commission File Number)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 991-2422
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2010, the Company, and its subsidiaries CountryPlace Acceptance G.P., LLC, a Texas limited liability company (“GP LLC”), and CountryPlace Acceptance L.P., LLC a Delaware limited liability company (“LP LLC” and together with GP LLC, the “Guarantors”) together with CountryPlace Acceptance Corporation, a Nevada corporation (“CPA”), CountryPlace Mortgage, Ltd., a Texas limited partnership (“CPM”), and CountryPlace Mortgage Holdings, LLC, a Delaware limited liability company (“Mortgage SPV” and collectively with CPA and CPM, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Virgo - Redwood, LP, Virgo - Willow, LP, Virgo - Sierra, LP, and Virgo - Magnolia, LP, as Lenders (the “Lenders”), and Virgo Service Company LLC, a Delaware limited liability company, as administrative agent and collateral agent (“Virgo”) for a $24,800,000 term loan with a maturity date of January 29, 2014.  Concurrently with the Credit Agreement, the Guarantors, the Borrowers and Virgo also entered into a Guaranty and Security Agreement (the “Guaranty”).

$19,800,000 was advanced under the Credit Agreement at closing and an additional $5,000,000 is available to be advanced upon the satisfaction of certain conditions, including the pledge to Virgo of all the capital stock of Standard Casualty Company, which stock is currently held by Textron as collateral under the Textron Credit Agreement.  Advances under the Credit Agreement bear variable interest at the annual rate of the Eurodollar Rate plus 12%.  The Eurodollar Rate cannot be less than 3.0% nor greater than 4.5%.  The Credit Agreement is secured by, among other things, a pool of loans and securitization certificates contributed by CPM to the Mortgage SPV, all assets of the Mortgage SPV, and all capital stock and ownership interests in CPA, CPM, Mortgage SPV and the Guarantors.  CPM will continue to service the pledged pool of loans under that certain Mortgage Sale, Contribution and Servicing Agreement dated January 29, 2010 between Mortgage SPV, CPM and Virgo (the “Servicing Agreement”).  The Borrowers expect to use the proceeds from the Credit Agreement to repay intercompany indebtedness owing to the Company and the Company expects to use the proceeds for general corporate purposes.

As partial consideration for the loan under the Credit Agreement, on January 29, 2010, the Company issued warrants (the “Warrants”) to the Lenders to purchase up to an aggregate of 1,296,634 shares of the Company’s common stock at a purchase price of $2.1594 per share.  The Warrants contain an anti-dilution provision that prevents the Warrant holder’s fully-diluted percentage interest in the Company from being diluted in the event that any convertible securities of the Company are converted into other equity securities of the Company.  The Warrants also contain an anti-dilution provision that prevents the Warrant holder from having its fully-diluted percentage ownership in the Company diminished by more than 10% in the event that the Company issues additional equity securities.  These anti-dilution provisions expire four years after the issuance of the Warrants.  The Warrants themselves expire five years after their issuance.

Pursuant to the terms of a Registration Rights Agreement among the Company and the Lenders, dated January 29, 2010, the Lenders were granted certain registration rights with respect to the shares of common stock issuable on exercise of the Warrants.

The foregoing summary set forth in response to this Item 1.01 is qualified by reference to the full text of the Credit Agreement, the Guaranty, the Servicing Agreement, the Warrants and the Registration Rights Agreement, all of which are attached hereto as exhibits.

Item 3.02   Unregistered Sales of Equity Securities.

The contents of Item 1.01 are incorporated herein by reference.  The Warrants were sold to the Lenders pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.  The Warrants were sold exclusively to “accredited investors” as defined in Rule 501(a) under the Act.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Warrant to purchase 62,542 shares of Common Stock, dated January 29, 2010, issued by the Company to Virgo - Sierra, LP.

4.2	Warrant to purchase 987,998 shares of Common Stock, dated January 29, 2010, issued by the Company to Virgo - Redwood, LP.

4.3	Warrant to purchase 158,705 shares of Common Stock, dated January 29, 2010, issued by the Company to Virgo - Willow, LP.

4.4	Warrant to purchase 87,389 shares of Common Stock, dated January 29, 2010, issued by the Company to Virgo - Magnolia, LP.

4.5	Registration Rights Agreement dated January 29, 2010 by and among the Company, Virgo - Sierra, LP, Virgo - Redwood, LP, Virgo - Willow, LP, and Virgo - Magnolia, LP.

10.1
Credit Agreement among CountryPlace Acceptance Corporation, CountryPlace Mortgage, Ltd., and CountryPlace Mortgage Holdings, LLC, as Borrowers, Palm Harbor Homes, Inc., CountryPlace Acceptance G.P., LLC, and CountryPlace Acceptance L.P., LLC,  as Guarantors, Virgo - Redwood, LP, Virgo - Willow, LP, Virgo - Sierra, LP, and Virgo – Magnolia, LP, as Lenders, and Virgo Service Company LLC, as administrative agent and collateral agent, dated January 29, 2010.

10.2
Guaranty and Security Agreement among CountryPlace Acceptance Corporation, CountryPlace Mortgage, Ltd., and CountryPlace Mortgage Holdings, LLC, as Borrower Grantors, Palm Harbor Homes, Inc., CountryPlace Acceptance G.P., LLC, and CountryPlace Acceptance L.P., LLC, as Guarantor Grantors, and Virgo Service Company LLC, as administrative agent and collateral agent, dated January 29, 2010.

10.3
Mortgage Sale, Contribution and Servicing Agreement among CountryPlace Mortgage Holdings, LLC, CountryPlace Mortgage, Ltd., as Seller and Servicer, and Virgo Service Company LLC, as Credit Agreement Agent, dated January 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2010

PALM HARBOR HOMES, INC.

By:	/s/ Kelly Tacke
Kelly Tacke Chief Financial and Accounting Officer